EXHIBIT 23

                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the registration statements of TECO Energy, Inc. on Form S-3 (File No. 33-43512) and Form S-8 (File Nos. 33-35927, 33-40076, 33-5465 and 2-71457) of our report dated
Jan. 16, 1995, on our audits of the consolidated financial statements of TECO Energy, Inc. and subsidiaries as of Dec. 31, 1994 and 1993 and for the years ended Dec. 31, 1994, 1993 and 1992, which report is included in this Annual Report on Form 10-K.



                                                   COOPERS & LYBRAND L.L.P.
                                               CERTIFIED PUBLIC ACCOUNTANTS

Tampa, Florida
March 29, 1995

































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